Exhibit 10.1
                                                                 ------------
                           CHANGE OF CONTROL AGREEMENT

         THIS CHANGE OF CONTROL AGREEMENT (the "Agreement"), entered into this 27th day of March, 2006, by and between 1st INDEPENDENCE FINANCIAL GROUP, INC., a Delaware corporation ("Parent"), and Gregory A. DeMuth ("Executive"), and joined in by 1st Independence Bank ("Bank"), Parent's wholly-owned subsidiary.


                                   WITNESSETH

         WHEREAS, Parent desires to assure the continued services of Executive on behalf of Parent and Bank on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt by any person to obtain control of Parent; and

         WHEREAS, Parent recognizes that when faced with a proposal for a change of control of Parent, Executive will have a significant role in helping the Board of Directors of the Parent, or any successor thereto (the "Board") assess the options and advising the Board on what is in the best interests of Parent and its shareholders; and it is necessary for Executive to be able to provide this advice and counsel without being influenced by the uncertainties of his own situation; and

         WHEREAS, Parent and Bank desire reasonable protection of their confidential business and customer information which they will develop over the years at substantial expense and assurance that Executive will not compete with Parent or Bank for a reasonable period of time after termination of his employment with Parent or Bank, except as otherwise provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and undertakings herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound, covenant and agree as follows:


1. Employment.

         (a) The Parent and Bank hereby agree that, effective upon a "Change of Control," (as defined in subsection 1(b)) and provided that Mr. DeMuth is still serving as an executive officer of the Parent and Bank at that time, they will continue to employ him as an executive officer of the Parent and Bank to perform the duties described herein, and Mr. DeMuth hereby accepts such employment on the terms and conditions stated herein. It is understood that prior to such "Change of Control," this Agreement shall confer no rights of employment or other benefits (or obligations) whatsoever upon him, and that he shall remain subject to termination at will.

         (b) For purposes of this Agreement, a "Change of Control" shall mean
(A) any merger, tender offer, consolidation or sale of substantially all of the assets of Parent, or related series of such events, as a result of which: (1) shareholders of Parent holding less than 50 percent of the outstanding voting securities of Parent or its survivor or successor before such event own more than 50 percent of such securities after such event; (2) persons holding less than 25 percent of such securities before such event own more than 50 percent of such securities after such event; or (3) persons constituting a majority of the Board of Directors were not directors of Parent for at least 24 preceding months; (B) any sale, lease, exchange, transfer, or other disposition of all or any substantial part of the assets of the Parent; or (C) any acquisition by any person or entity, directly or indirectly, of the beneficial ownership of 40 percent or more of the outstanding voting stock of the Parent, excluding acquisitions by individuals or entities who at the date of this Agreement were either a Director of the Parent or the beneficial owner (either directly or indirectly) of 10 percent or more of the voting securities of the Parent.

         2. Term. Subject to provisions for termination set forth herein, the term of Mr. DeMuth's employment hereunder (the "Term") shall commence on the date of a Change of Control and shall extend until three years after the date of such Change of Control. The Term shall be renewed at the end of the initial Term and each extension thereof for an additional one (1) year if the Parent's and Bank's board of directors, or any board of directors of a successor thereof, determines by resolution to extend this Agreement prior to such anniversary.

         3. Duties of Executive. The Executive shall be an executive officer of the Parent and Bank and shall perform such duties and responsibilities for the Parent and Bank as may be assigned to him by the Parent and/or Bank. During the Term, the Executive shall devote substantially all of his business time, attention and energy, and his reasonable best efforts, to the interests and business of the Parent and Bank and to the performance of his duties and responsibilities on behalf of the Parent and Bank.

         4. Salary. Through out the Term, the Executive shall receive an annual minimum salary of One Hundred Twenty Thousand Dollars ($120,000) ("Base Compensation") payable at regular intervals in accordance with Bank's normal payroll practices in effect from time to time. The Board of Directors of Parent and Bank shall review Executive's salary on an annual basis and may, in its discretion, consider and declare from time to time increases in the Base Compensation that it pays Executive. Any and all increases in Executive's salary pursuant to this section shall cause the level of Base Compensation to be increased by the amount of each such increase for purposes of this Agreement. The increased level of Base Compensation as provided in this section shall become the level of Base Compensation for the remainder of the Term of this Agreement until there is a further increase in Base Compensation as provided herein.

         5. Benefit Programs. During the Term, the Executive shall be entitled to participate in or receive benefits under (i) any life, health, hospitalization, medical, dental, disability or other insurance policy or plan,
(ii) pension, retirement or Executive stock ownership plan, (iii) bonus or profit-sharing plan or program, (iv) deferred compensation plan or arrangement, and (v) any other Executive benefit plan, program or arrangement, made available by Parent or Bank on the date of this Agreement and from time to time in the future to Parent's or Bank's directors, officers and employees on a basis consistent with the terms, conditions and overall administration of the foregoing plans, programs or arrangements and with respect to which Executive is otherwise eligible to participate or receive benefits. The foregoing shall not prohibit Parent or Bank, in its sole discretion, from amending, modifying, freezing, suspending or terminating such plans, if any, from time to time in the future.

         6. General Policies. During the Term:

         (a) Executive shall receive reimbursement from Parent or Bank, as appropriate, for all reasonable business expenses incurred in the course of his employment by Parent and Bank, upon submission to Bank of written vouchers and statements for reimbursement.

         (b) Executive shall attend, at his discretion and with the approval of the CEO, those professional meetings, conventions, and/or similar functions that he deems appropriate and useful for purposes of keeping abreast of current developments in the industry and/or promoting the interests of Parent and Bank.

         (c) Executive shall be entitled to office space and working conditions consistent with his position as Parent's Executive Vice President and Bank's Executive Vice President.

         (d) Executive shall be entitled to four (4) weeks per calendar year of paid vacation, which shall be utilized at such times when his absence will not materially impair Parent's or Bank's normal business functions. In addition to the vacation described above, Executive also shall be entitled to all paid holidays customarily given by Bank to its officers.

         (e) All other matters relating to the employment of Executive by Parent and Bank not specifically addressed in this Agreement shall be subject to the general policies regarding employees of Parent and Bank in effect from time to time.

         7. Termination. Subject to the respective continuing obligations of the parties, including but not limited to those set forth in subsections 9(a), 9(b), 9(c), and 9(d) hereof, Executive's employment by Parent and Bank may be terminated prior to the expiration of the Term of this Agreement as follows:

         (a) Parent or Bank, by action of their respective Board of Directors and upon written notice to Executive, may terminate Executive's employment with Parent and Bank immediately for Cause. For purposes of this subsection 7(a), "Cause" shall be defined as (i) Executive's personal dishonesty of a material nature affecting Executive's ability to perform his duties under this Agreement,
(ii) Executive's incompetence in the performance of his duties and obligations under this Agreement, (iii) Executive's willful misconduct or gross negligence,
(iv) Executive's breach of fiduciary duty involving personal profit, (v) Executive's intentional failure to perform stated duties, (vi) Executive's conviction of any criminal offense which involves dishonesty or breach of trust or conviction of any felony, (vii) any requirement of a government agency or authority having jurisdiction over Parent or Bank, or (viii) any material violation by Executive of any material provision or covenant of this Agreement.

         (b) Parent or Bank, by action of their respective Board of Directors, may terminate Executive's employment with Parent and Bank without Cause at any time; provided, however, that the "Date of Termination" for purposes of determining benefits payable to Executive under subsection 8(b) hereof shall be the date which is 30 days after Executive receives written notice of such termination.

         (c) Executive, by written notice to Parent and Bank, may terminate his employment with Parent and Bank immediately for "Good Reason". For purposes of this subsection 7(c), "Good Reason" shall be defined as (i) any action by Parent's or Bank's Board of Directors to remove the Executive as Executive Vice President of Parent or Executive Vice President of Bank without the prior written consent of Executive, except where the Parent's and Bank's Board of Directors properly act to remove Executive from such office for Cause as defined in subsection 7(a) hereof, (ii) any action by Parent's or Bank's Board of Directors to materially limit, increase, or modify Executive's duties and/or authority as Executive Vice President of Parent or Executive Vice President of Bank (including his authority, subject to corporate controls no more restrictive than those in effect on the date hereof, to hire and discharge Executives who are not bona fide officers of Parent) without the prior written consent of Executive, except such change in duties as may be required by any government agency or authority having jurisdiction over Parent or Bank, or as may be required for the Board to perform its fiduciary obligations, (iii) any failure of Parent to obtain the assumption of the obligation to perform this Agreement by any successor, as contemplated in Section 18 hereof; (iv) any material violation by Parent or Bank of any material provision or covenant of this Agreement.

         (d) Executive, upon 60 days' written notice to Parent and Bank, may terminate his employment with Parent and Bank without Good Reason.

         (e) Executive's employment with Parent and Bank shall terminate in the event of Executive's death or disability. For purposes hereof, "Disability" shall have the meaning assigned to it by the Bank's then-in-place long term disability benefits plan, provided that notice of any termination by Parent and Bank because of Executive's "Disability" shall have been given to Executive prior to the full resumption by him of the performance of such duties.

         (f) Nothing contained in this Agreement shall impair, affect or change any requirements otherwise imposed upon Parent or Bank or Executive by applicable statute, law, rule, regulation or other legal requirement, including, without limitation, Executive's COBRA rights upon termination of employment.

         8. Termination Payments. In the event of termination of Executive's employment pursuant to Section 7 hereof, compensation shall continue to be paid to Executive as follows:

         (a) In the event of termination pursuant to subsection 7(a) or 7(d), compensation provided for herein (including Base Compensation) shall continue to be paid, and Executive shall continue to participate in the Executive benefit, retirement, and compensation plans and other perquisites as provided in Sections 5 and 6 hereof, through the date of termination specified in the notice of termination in a manner consistent with the applicable terms of the governing plan documents. Any benefits payable under insurance, health, retirement and bonus plans as a result of Executive's participation in such plans through such date shall be paid when due under those plans. The date of termination specified in any notice of termination pursuant to subsection 7(a) shall be no later than the last business day of the month in which such notice is provided to Executive.

         (b) In the event of termination pursuant to subsection 7(b) or 7(c):

                  (i) Compensation provided for herein (including Base Compensation) shall continue to be paid and Executive shall continue to participate in the Executive benefit, retirement and compensation plans and other perquisites as provided in Sections 5 and 6 hereof, through the date of termination specified in the notice of termination in a manner consistent with the applicable terms of the governing plan documents. Any benefits payable under insurance, health, retirement and bonus plans as a result of Executive's participation in such plans through such date shall be paid when due under those plans.

                  (ii) If the termination occurs during the two-year period following a Change of Control, Executive shall be paid an amount equal to the product of 2.99 times Executive's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and any proposed or final regulations thereunder, less the value of any benefits provided or rights accelerated by the Change of Control, as determined pursuant to Code
Section 280G and any proposed or final regulations thereunder. Said sum shall be paid in one lump sum within 30 days after such termination as if Executive's employment had not been terminated, and such payments shall be in lieu of any other future payments which Executive would be otherwise entitled to receive under this Agreement. Notwithstanding the foregoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments or benefits to be made to or provided by Executive by Parent or Bank shall be deemed an "excess parachute payment" in accordance with Code Section 280G and be subject to the excise tax provided at Code Section 4999(a).

                  (iii) If the termination does not occur during the two-year period following a Change of Control, Executive shall be entitled to continue to receive from Parent and Bank his Base Compensation at the rates in effect at the time of termination for the period of time equal to the remaining Term of the Agreement. Payment of such amount shall be made in semi-monthly installments in the same sequence of semi-monthly payments as followed by the Parent for the payment of salary, beginning on the first salary payment date following the date of termination and continuing until paid in full.

                  (iv) In lieu of the COBRA coverage otherwise available to the Executive during the period of time equal to the remaining Term of the Agreement, Parent or Bank will maintain in full force and effect for the continued benefit of Executive, and if applicable for his spouse and dependent children, each Executive welfare benefit plan (as such term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) in which Executive was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Executive. If the terms of any Executive welfare benefit plan of Parent do not permit continued participation by Executive, Parent will arrange to provide to Executive a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage.

         (c) In the event of termination pursuant to subsection 7(e), compensation provided for herein (including Base Compensation) shall continue to be paid, or at Executive's or his personal representative's election, shall be paid to him in a single sum payment as soon as practicable following the date of his termination, but without regard to the timing of payment of his Base Compensation, and Executive shall continue to participate in the Executive benefit, retirement, and compensation plans and other perquisites as provided in Sections 5 and 6 hereof in a manner consistent with the applicable terms of the governing plan documents, (i) in the event of Executive's death, through the date of death, or (ii) in the event of Executive's disability, through the date of proper notice of disability as required by subsection 7(e). Any benefits payable under insurance, health, retirement and bonus plans as a result of Parent's participation in such plans through such date shall be paid when due under those plans.

         (d) Parent will permit Executive or his personal representative(s) or heirs, during a period of three months following Executive's termination of employment (as specified in the notice of termination) by Parent for the reasons set forth in subsections 7(b) or (c), if such termination follows a Change of Control, to require Parent, upon written request, to purchase all outstanding stock options previously granted to Executive under any Parent stock option plan then in effect whether or not such options are then exercisable or have terminated at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options on the date of termination specified in the notice of termination exceeds the aggregate option price for such shares. For purposes of this Section 8(d), "fair market value" shall mean the closing price on the trading day before the Change of Control for the shares of common stock of Parent as reported by the National Association of Securities Dealer Automated Quotation System ("NASDAQ") or any other established securities market that readily trades securities. If the common stock of Parent is not quoted on NASDAQ or any other established securities market that readily trades securities, the fair market value shall be determined by the Compensation Committee of the Board based upon quotations of the entities which make a market in Parent's stock. In the event no entities make a market in Parent's stock, "fair market value" shall mean the amount agreed upon by the Executive and Parent. If the Executive and Parent are unable to reach an agreement regarding the fair market value of the stock within ten days of the date of termination specified in the notice of termination, then the Executive and Parent shall each select an appraisal firm and the two firms shall determine the fair market value of the Executive's stock. If the two appraisal firms cannot agree upon the value within 30 days of their appointment, they shall appoint a third appraiser, the decision of a majority of the three appraisers shall be final and binding on the Executive and Parent.

         (e) If a termination payment is payable to Executive under subsection 8(b)(ii) or 8(b)(iii) due to Executive's "Separation from Service," as defined below, for any reason other than death, and if at the time of the Separation from Service Executive is a "Specified Employee," as defined below, payment of all amounts to Executive under subsection 8(b)(ii) or 8(b)(iii) will be suspended for six months following Executive's Separation from Service. If Executive is to receive his termination payment in the form of a lump sum under subsection 8(b)(ii), he will receive payment of that amount on the first day following the six-month suspension period. If Executive is to receive payment of his termination payment in the form of installments under subsection 8(b)(iii), payment of any installments that Executive was otherwise entitled to receive during the six-month suspension period will be accumulated and paid in the form of a lump sum on the first day following the six-month suspension period. The remainder of Executive's termination payments will then continue distribution in installments in the manner specified in subsection 8(b)(iii).

                  (i) "Separation from Service" means the date on which Executive dies, retires or otherwise experiences a Termination of Employment with Parent or a subsidiary. Provided, however, a Separation from Service does not occur if Executive is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if the leave is for a longer period, so long as the individual's right to reemployment with Parent or a subsidiary is provided either by statute or by contract. If the period of leave exceeds six months and Executive's right to reemployment is not provided either by statute or contract, there will be a Separation from Service on the first date immediately following such six-month period. Executive will incur a "Termination of Employment" when a termination of employment is incurred under Proposed Treasury Regulation 1.409A-1(h)(ii) or any final version of such Proposed Regulation.

                  (ii) A "Specified Employee" means Executive is a "Key Employee," as defined below, at a time when Parent's stock is publicly traded on an established securities market. Executive will be a Specified Employee on the first day of the fourth month following any "Identification Date," as defined below, on which Executive is a Key Employee.

                  (iii) Executive is a "Key Employee" if at any time during the 12-month period ending on an "Identification Date" Executive is: (A) an officer of the Parent or a subsidiary having annual compensation greater than $140,000 (as adjusted in the same manner as under Code Section 415(d) except that the base period will be the calendar quarter beginning July 1, 2001, and any increase under this sentence which is not a multiple of $5,000 will be rounded to the next lower multiple of $5,000); (B) a five-percent owner of Parent; or
(C) a one-percent owner of Parent having an annual compensation greater than $150,000. For purposes of determining whether Executive is an officer under clause (A), nor more than 50 employees (or, if lesser, the greater of 3 or 10 percent of the employees) will be treated as officers, and those categories of employees listed in Code Section 414(q)(5) will be excluded.

                  (iv) The Identification Date for purposes of this Agreement is December 31 of each calendar year.

         9. Confidentiality and Non-Compete Covenants. In order to induce Parent and Bank to enter into this Agreement, Executive hereby agrees as follows:

         (a) Without the prior written consent of Parent and Bank, except for authorized use in performance of Executive's duties on behalf of and for the benefit of Parent and Bank, Executive shall not disclose to any others, or use, at any time, in any way, or anywhere, either during or subsequent to the Term, any trade secret or other confidential information (of either technical or non-technical nature) of Parent and the Bank including but not limited to customer names, customer account information, specialty product and services and pricing. Executive agrees and acknowledges that such trade secrets and confidential information are confidential and shall at all times remain the property of Parent or Bank.

         (b) Executive, during and following termination of the Term, shall not directly or indirectly, individually, in partnership or through a corporation, as proprietor, manager, executive, major stockholder or consultant, compete with Parent and Bank or assist others to so compete for any business activity that competes with any business conducted by Parent and Bank. Except as otherwise stated herein, this covenant-not-to-compete shall be limited to: (1) a period of one year following such termination; (2) any business in which Parent or Bank are actually engaged or intend to engage within said one year period as evidenced by a formal proposal or offer for such business provided within on year prior to Executive's termination; and (3) those geographical areas where Parent and Bank, at the time of said termination, are actually doing business or intend to do business within said one year period as evidenced by a formal proposal or offer for such business provided within one year prior to Executive's termination.

         (c) Executive further agrees that during the Term and for a period of one year following the termination of the Term, he will not, by influencing or attempting to influence previously existing customers or those customers specifically targeted by Parent and Bank within one year prior to Executive's termination, or otherwise, either directly or indirectly, divert or attempt to divert from Parent and Bank, any business Parent and Bank had enjoyed or solicited anywhere during the past one year, or in connection with which Executive worked during the last one year of his employment.

         (d) Executive agrees that for a period of one year following any termination of the Term, he shall not, directly or indirectly, approach or solicit any employee of Parent and Bank with a view to hiring such employee for any other entity or persuading such employee to leave the employment of Parent or Bank.

         (e) The provisions of this Section 9 shall survive any termination of this Agreement.

         (f) Notwithstanding the foregoing, but not including termination of the Executive's employment under Section 7(a) or (d) hereof, the provisions of the
Section 9 shall not survive the termination of Executive's employment following a Change of Control as defined in Section 1(b) of this Agreement.

         10. Notice of Termination. Any termination of Executive's employment with Parent as contemplated by Section 7 hereof, except in the circumstances of Executive's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to Section 7 shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

         11. Suspensions. If Executive is suspended and/or temporarily prohibited from participating in the conduct of Bank's or any affiliates' affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(3) and (g)(1)), Parent's and Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Bank shall (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         12. Removal. If Executive is removed and/or permanently prohibited from participating in the conduct of Bank's or any affiliates' affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(4) or (g)(1)), all obligations of Parent under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

         13. Regulatory Oversight. (a) All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of Parent or Bank by order of any state or federal banking regulatory agency with supervision of the Parent or Bank or any of their affiliates, unless stayed by appropriate proceedings, and neither Parent nor Bank shall be under no obligation to perform any of its obligations hereunder if it is informed in writing by any state or federal banking regulatory agency with supervision of the Parent or Bank or any of their affiliates that performance of its obligations would constitute an unsafe or unsound banking practice.

         (b) If Bank is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

         (c) Notwithstanding anything herein to the contrary, any payments made to Executive pursuant to the Agreement, or otherwise, shall be subject to and conditional upon compliance with 12 USC ss.1828(k) and any regulation promulgated thereunder.

         14. Legal Fees. If a dispute arises regarding the termination of Executive pursuant to Section 7 hereof or as to the interpretation or enforcement of this Agreement and Executive obtains a final judgment in his favor in a court of competent jurisdiction or his claim is settled by Parent and Bank prior to the rendering of a judgment by such a court, all reasonable legal fees and expenses incurred by Executive in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or otherwise pursuing his claim shall be paid by Parent or Bank, to the extent permitted by law.

         15. Death. Should Executive die after termination of his employment with Bank while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Executive's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

         16. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to Executive:                   Gregory A. DeMuth
                                         7602 Beech Spring Court
                                         Louisville, Kentucky 40241

      If to Parent or Bank:              1st Independence Financial Group, Inc.
                                         3801 Charlestown Road
                                         New Albany, Indiana 47151
                                         Attention: President

or to such other address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         17. Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana, without reference to the choice of law principles or rules thereof, except to the extent that federal law shall be deemed to apply.

         18. Successors and Assigns. Parent shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Parent, by agreement in form and in substance satisfactory to Executive to expressly assume and agree to perform this Agreement in the same manner and same extent that Parent would be required to perform it if no such succession had taken place. Failure of Parent to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Executive to terminate his employment with Parent and Bank pursuant to subsection 7(c) hereof. As used in this Agreement, "Parent" shall mean Parent as hereinbefore defined and any successor to its business or assets as aforesaid.

         19. Modification. No provision of this agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Parent, Bank and Executive. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a wavier of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         20. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         22. Assignment. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Section 15 and Section 18 above. Without limiting the foregoing, Executive's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 15 hereof, and in the event of any attempted assignment or transfer contrary to this paragraph, Parent shall have no liability to pay any amounts so attempted to be assigned or transferred.

         23. Enforcement. Executive acknowledges that the restrictions contained in Section 9, in view of the nature of the business in which Parent and Bank are engaged, are reasonable and necessary in order to protect the legitimate business interests of Parent and Bank and that any violation of Section 9 would result in irreparable injury to Parent and Bank. In the event of a breach or a threatened breach by Executive of the Section 9 of this Agreement, Parent and Bank shall be entitled to an injunction restraining Executive from the commission of such breach, and to recover their attorneys' fees, costs and expenses related to the breach or threatened breach. Nothing herein contained shall be construed as prohibiting Parent and Bank from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of money damages. These covenants and disclosures shall each be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by Executive against Parent and Bank, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Parent and Bank of such covenants and agreements. If any provision of this Agreement, including Section 9, is invalid in part or in whole, it will be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, will be enforceable. The parties will execute all documents necessary to evidence such amendment.

         24. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Parent or Bank shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of Parent, Bank or Executive, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. Parent or Bank shall reimburse Executive for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, following the delivery of the decision of the arbitrator finding in favor of Executive; provided that if such finding is not in favor of Executive then such Executive shall reimburse Parent or Bank for the initial filing fee paid by either of them to the AAA. Further, the settlement of the dispute by the parties to be approved by the Bank Board or the Parent Board may include a provision for the reimbursement by Bank or Parent to Executive for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions. Additionally, the Bank Board or the Parent Board may authorize such reimbursement of such costs and expenses by separate action upon a written action and determination of such Board following a final disposition of the matter. Such reimbursement shall be paid within ten (10) days of Executive furnishing to Bank or Parent evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Executive.

         25. Document Review. Parent and Executive hereby acknowledge and agree that each (i) has read this Agreement in its entirety prior to executing it,
(ii) understands the provisions and effects of this Agreement, (iii) has consulted with such attorneys, accountants and financial and other advisors as it or he has deemed appropriate in connection with their respective execution of this Agreement, and (iv) has executed this Agreement voluntarily and knowingly. EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY LEGAL COUNSEL TO THE EMPLOYER AND THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM SUCH COUNSEL.

         26. Entire Agreement This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

                                                              * * * * * *

         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered as of the 27th day of March, 2006.


                                 1st INDEPENDENCE FINANCIAL GROUP, INC.
                                            ("Parent")


                             By: /s/ N. William White
                                 _____________________________________
                                 President and Chief Executive Officer

                                       1st INDEPENDENCE BANK
                                            ("Bank")

                             By: /s/ N. William White
                                 _____________________________________
                                 President and Chief Executive Officer



                                 /s/ Gregory A. DeMuth
                                 _____________________
                                  ("Executive")